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                                                                 EXHIBIT 10.10



                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of August 26, 1996, by and between DIEDRICH COFFEE, a California corporation (the "Company"), and KERRY W. COIN (the "Employee").


                               R E C I T A L S :


         The Company and the Employee desire to enter into this Agreement to establish the terms and conditions of the Employee's employment by the Company during the term hereof.


                              A G R E E M E N T :

         NOW, THEREFORE, in consideration of the foregoing recital, and subject to the conditions and covenants set forth herein, the parties agree as follows:

         1.       Employment and Term.

                  (a) The Company hereby employs the Employee as its Chief Operating Officer and the Employee hereby accepts such employment upon the terms and subject to the conditions set forth in this Agreement. Unless earlier terminated as provided in this Agreement, the term of the Employee's employment under this Agreement shall commence on the date hereof and shall continue for a period of three (3) years from the date hereof (the "Term").

                  (b) The Employee shall perform such duties and functions consistent with his role as Chief Operating Officer as assigned to him by the Board of Directors of the Company (the "Board").

         2.       Compensation.

                  2.1 Salary. For all services to be rendered by the Employee under this Agreement, the Company agrees to pay the Employee a salary (the "Base Salary") equal to One Hundred Twenty Thousand Dollars ($120,000) per year, payable in semi-monthly installments, less all amounts required by law to be withheld or deducted. During the Term of this Agreement, the Board shall review the Employee's Base Salary on or about each anniversary date of the date of this Agreement. The Board, in its sole and absolute discretion from time to time, may increase (but not decrease without Employee's written consent) Employee's Base Salary. The Board, in its sole and absolute discretion, also may pay Employee performance bonuses based on the Company's performance and Employee's contribution thereto in such amounts and at such times as the Board may determine.

                  2.2 Stock Options. The Company shall grant options to the Employee pursuant to the Company's 1996 Stock Incentive Plan in accordance with the following terms and conditions:

                          (a)      The Company shall grant to the Employee an
option to purchase Twenty Thousand (20,000) shares of the Company's common stock as a signing bonus. Five Thousand (5,000) of these Twenty Thousand (20,000) option shares shall become exercisable immediately upon grant, Ten Thousand (10,000) of these Twenty Thousand (20,000) option shares shall become exercisable sixty-five (65) days after the commencement of the Employee's employment and the remaining Five Thousand (5,000) option shares shall become exercisable ratably on the last day of each of the six months following the Employee's

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commencement of employment.  The option exercise price with respect to these option shares shall be the per share offering price of the Company's common stock in its initial public offering (the "IPO price").

                          (b)      The Company shall grant to the Employee an
option to purchase an additional One Hundred Thousand (100,000) shares of the Company's common stock, such option shares to become exercisable in accordance with the following schedule: Sixty Thousand (60,000) option shares shall become exercisable ratably on the last day of each of the twenty-four months following the Employee's commencement of employment and Forty Thousand (40,000) option shares shall become exercisable ratably on the last day of each of the twenty-fifth through thirty-sixth months following the Employee's commencement of employment. The option exercise price with respect to these option shares shall also be the IPO price.

                          (c)      Notwithstanding the foregoing, the option
shares referred to in subparagraphs 2.2(a) and (b) shall become exercisable immediately upon the occurrence of a "Change in Control." For purposes hereof, a "Change in Control" shall be deemed to mean (i) the acquisition, in a transaction other than the initial public offering of the Company's common stock, by any person, entity or "group" (within the meaning of section 13(d)(3) of the Securities Exchange Act of 1934, as amended), of securities of the Company representing 60% or more of the combined voting power of the then outstanding securities of the Company, (ii) the merger or other business combination of the Company with or into another corporation, a majority of the directors of which were not directors of the Company immediately prior to the merger and in which stockholders of the Company immediately prior to the effective date of such merger directly or indirectly own less than 60% of the voting power in such corporation, or (iii) the sale or other disposition of all or substantially all of the assets of the Company.

                          (d)      Unless terminated earlier pursuant to this
subparagraph 2.2(d), the option shares shall terminate on the tenth anniversary of the date hereof. If the Employee's employment with the Company is terminated prior to the expiration of the Term for any reason other than a reason set forth in subparagraph 4(a), any option shares that have not yet become exercisable shall not become exercisable after the effective date of Employee's termination of employment and such option shares shall terminate on such date and any option shares exercisable as of the effective date of Employee's termination of employment shall terminate and not be exercisable on the date two years following the effective date of such termination of employment. If the Employee's employment is terminated by the Company for a reason set forth in subparagraph 4(a), any option shares that are not yet exercisable shall not become exercisable after the effective date of Employee's termination of employment and such option shares shall terminate on such date and any option shares exercisable as of the effective date of Employee's termination of employment shall terminate and not be exercisable on the date sixty (60) days following the effective date of such termination of employment.

                  2.3 Employee Benefits. During the Term of the Employee's employment hereunder:

                          (a)      The Employee shall be entitled to vacation
leave consistent with the Company's policies for other senior executives of the Company.

                          (b)      The Company shall pay or reimburse the
Employee for all reasonable and necessary travel and other business expenses incurred or paid by the Employee in connection with the performance of his services under this Agreement consistent with the Company's policies for other senior executives of the Company.




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                          (c)      The Company shall provide and pay for the
annual cost of premiums for health, dental and medical insurance coverage for the Employee and the Employee's dependents consistent with the coverage generally made available by the Company to senior executives of the Company and providing benefits at least as favorable to the Employee as the coverage that is in effect at the date of this Agreement.

                          (d)      In addition to the benefits set forth above,
the Employee shall be entitled to participate in any other policies, programs and benefits which the Company may, in its sole and absolute discretion, make generally available to its other senior executives from time to time including, but not limited to, life insurance, disability insurance, pension and retirement plans, stock plans and other similar programs.

         3.       Confidential Information and Nonsolicitation.

                  (a) The Employee acknowledges and agrees that the Company has developed and uses certain proprietary and confidential information, data, processes, business methods, computer software, data bases, customer lists and know-how ("Confidential Information"). The Employee agrees that the Confidential Information is a trade secret of the Company which shall remain the sole property of the Company notwithstanding that the Employee, as an employee of the Company, may participate in the development of the Confidential Information. During the term of this Agreement and at all times thereafter the Employee shall not disclose any Confidential Information to any person or entity for any reason or purpose whatsoever, nor shall the Employee make use of any Confidential Information for the Employee's own benefit or for the benefit of any other person or entity. Upon termination of this Agreement for any reason, the Employee will promptly surrender to the Company all Confidential Information in the Employee's possession or under the Employee's control, whether prepared by the Employee or by others.

                  (b) The Employee agrees that for a period of three (3) years following the termination of the Employee's employment hereunder, the Employee will not directly or indirectly solicit or attempt to solicit any of the employees of or consultants to the Company to leave the Company or to become employees of or consultants to any other person or entity.

         4.       Termination of Employment.

                  (a) Notwithstanding any other provision of this Agreement, the Employee's employment under this Agreement may be terminated as follows:

                          (i)      Upon the death of the Employee, this
Agreement and the Employee's employment hereunder shall terminate immediately and without notice by the Company; or

                          (ii)     In the event of the inability of the Employee
to perform his duties or responsibilities hereunder, as a result of mental or physical ailment or incapacity, for an aggregate of ninety (90) calendar days during any calendar year (whether or not consecutive) (a "Disability") during which period of Disability the Employee shall be entitled to his compensation pursuant to this Agreement, this Agreement and the Employee's employment hereunder shall terminate upon delivery of written notice to the Employee; or

                          (iii)    By the Company for Cause (as defined below)
in accordance with the provisions of Section 4(b) hereof.




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                  (b)     The parties agree that for purposes of this Agreement,
the term "Cause" shall mean the following:

                          (i)      The Employee's willful and repeated failure
to satisfactorily perform his job duties under this Agreement;

                          (ii)     Failure by the Employee to comply with all
material applicable laws in performing his job duties or in directing the conduct of the Company's business; and

                          (iii)    Commission by the Employee of any felony or
intentionally fraudulent act against the Company, or its employees, agents or customers.

                  (c) With respect to events described in subparagraph 4(b)(i) and (ii) above, the Company shall give written notice to the Employee of any such event and the Employee shall have thirty (30) days beginning on the date of delivery of such written notice to cure same, or if such event cannot be cured within said thirty (30) day period, the Employee shall commence his efforts to cure the event within the thirty (30) day period and diligently work to cure such event within a reasonable time period. If the Employee within said thirty (30) day period or within a reasonable time period, as applicable, does not cure the event for which notice has been provided under subparagraphs 4(b)(i) or (ii) above, then the Employee's employment under this Agreement may be terminated by the Company by delivery to the Employee of written notice of termination and such termination will be effective as of the date of delivery of such written notice. With respect to events described in subparagraph 4(b)(iii) above, the Employee's employment under this Agreement may be terminated by the Company by delivery to the Employee of written notice of termination and such termination will be effective as of the date of delivery of such written notice. Upon the effectiveness of termination as set forth in this subparagraph 4(c), the Employee shall not be entitled to receive any further compensation or benefits pursuant to this Agreement except for payment within ten days after his termination date of all accrued but unpaid Base Salary.

                  (d) In addition to its rights to terminate the Employee's employment under this Agreement pursuant to subparagraph 4(a), the Company may also terminate the Employee's employment under this Agreement for any other reason, provided that, in such event, the Employee shall be entitled to receive an amount equal to seventy-five percent of the Employee's Base Salary on the termination date and the Employee shall not be entitled to receive any other compensation or benefits hereunder. The Employee acknowledges and agrees that the provisions of this paragraph 4 state his entire and exclusive rights, entitlements, and remedies against the Company, its successors, assigns, affiliates, officers, directors, employees and representatives for termination without any cause shown by the Company.

                  (e) The Employee may terminate his employment for good cause or without any cause. In the event the Employee terminates his employment for "good cause" (as defined below), he shall be entitled to receive the severance benefits described in subparagraph 4(d) above. If he terminates his employment for any other reason, he shall not be entitled to receive any compensation except for payment within ten days after his termination date of all accrued but unpaid Base Salary. For purposes of this Agreement, "good cause" for termination of employment by the Employee shall mean: failure to maintain the Employee in the position of an officer of the Company or a material breach of the provisions of this Agreement by the Company. The Employee acknowledges and agrees that the provisions of this subparagraph 4(e) state his entire and exclusive rights and remedies under this Agreement against the Company, its successors, assigns, affiliates, officers, directors, employees and representatives if he terminates this Agreement.




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         5.       Assignment of Rights and Duties.  Neither the Employee nor the
Company may assign their rights or duties under this Agreement without prior written consent of both parties, which consent may be withheld for any reason. Any attempted assignment, transfer, conveyance, or other disposition of any interest of either party in this Agreement shall be void. Notwithstanding the foregoing, the Company may make such assignment to any affiliated company, but its assignment of this Agreement to an affiliate does not relieve it of its obligations under this Agreement if that affiliate fails to perform the Company's obligations under this Agreement.

         6.       Miscellaneous.

                  6.1 Modification and Waiver of Breach. No waiver or modification of this Agreement or any term hereof shall be binding unless it is in writing signed by the parties hereto. No failure to insist upon compliance with any term, provision or condition to this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

                  6.2 Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed given upon personal delivery, facsimile transmission (with confirmation of receipt), delivery by a reputable overnight courier service or five (5) days following deposit in the United States mail (if sent by certified or registered mail, postage prepaid, return receipt requested), in each case duly addressed to the party to whom such notice or communication is to be given as follows:

         (a)     If to the Company:

                 Diedrich Coffee
                 2144 Michelson Drive
                 Irvine, CA 92612
                 Attn:  President
                 Telecopy Number:  (714) 260-1610

         (b)     If to the Employee:

                 Kerry W. Coin

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Either the Employee or the Company may change the address for purposes of this
Paragraph by giving to the other intended to be bound thereby, in the manner provided herein, a written notice of such change.

                  6.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

                  6.4 Complete Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all previous and all contemporaneous negotiations, commitments, writings, and understandings.




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                  6.5     Legal Fees; Arbitration.  The parties hereto expressly
agree that in the event of any dispute, controversy or claim by any party regarding this Agreement, the prevailing party shall be entitled to reimbursement by the other party to the proceeding of reasonable attorneys' fees, expenses and costs incurred by the prevailing party. Any controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement or otherwise arising out of the execution hereof, including any claim based on contract, tort or statute, shall be resolved, at the request of any party, by submission to binding arbitration at the Orange County, California offices of Judicial Arbitration & Mediation Services, Inc. ("JAMS"), and any judgment or award rendered by JAMS shall be final, binding and unappealable, and judgment may be entered by any state or federal court having jurisdiction thereof. Any party can initiate arbitration by sending written notice of intention to arbitrate (the "Demand) by registered or certified mail to all parties and to JAMS. The Demand shall contain a description of the dispute, the amount involved, and the remedy sought. The arbitrator shall be a retired or former judge agreed to between the parties from the JAMS' panel. If the parties are unable to agree, JAMS shall provide a list of three available judges and each party may strike one. The remaining judge shall serve as the arbitrator. Each party hereto intends that the provisions to arbitrate set forth herein be valid, enforceable and irrevocable. In his award, the arbitrator shall allocate, in his discretion, among the parties to the arbitration all costs of the arbitration, including the fees of the arbitrator and reasonable attorneys' fees, expenses, costs and expert witness expenses of the parties. The parties hereto agree to comply with any award made in any such arbitration proceedings that has become final and agree to the entry of a judgment in any jurisdiction upon any award rendered in such proceeding becoming final.

                  6.6 Severability. In the event any provision or provisions of this Agreement is or are to be held invalid, the remaining provisions of this Agreement shall not be affected thereby.

                  6.7 Governing Law. This Agreement shall be governed by the laws of the State of California.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year first above written.


                                             THE EMPLOYEE

                                             ------------------------------
                                                     Kerry W. Coin


                                             DIEDRICH COFFEE


                                             By:
                                                ---------------------------
                                                     Steven  A. Lupinacci
                                                     President and Chief
                                                     Executive Officer




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